Exhibit 4.4

[FORM OF FACE OF SECURITY]

[GLOBAL SECURITIES LEGEND

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.]

No.	$
[CUSIP]
[ISIN]

The Home Depot, Inc.

        % Note Due

The Home Depot, Inc., a Delaware corporation (the “Company”), for value received hereby promises to pay to              or registered assigns the principal sum of                      Dollars ($        ) at the Company’s office or agency for said purpose in the City of New York, on                     , in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on                      and                      (each an “Interest Payment Date”) of each year, commencing on                     , on said principal sum in like coin or currency at the rate per annum set forth above at said office or agency from the most recent Interest Payment Date to which interest on the Securities of this series has been paid or duly provided for or, if no interest on the Securities of this series has been paid or duly provided for, from                     . The interest so payable on any Interest Payment Date will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the                      or                     , as the case may be, preceding the relevant Interest Payment Date (the “Regular Record Date”) whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at such holder’s last address as it appears on the Security Register or by wire transfer, in immediately available funds, to such bank or other entity in the continental United States as shall be designated in writing by such holder prior to the relevant Regular Record Date and shall have appropriate facilities for such purpose. If and for so long as all of the Securities of this series are represented by Securities in global form, the principal of, premium, if any, and interest on this global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary.

Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

THE HOME DEPOT, INC.

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

The Home Depot, Inc.

            % Note Due

This Security is one of a duly authorized issue of debt securities of the Company, issued or to be issued in one or more series pursuant to an indenture dated as of August     , 2012 (the “Indenture”), duly executed and delivered by the Company to Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Securities of this series.

This Security will bear interest until final Maturity at the rate per annum shown above. Interest will be computed on the basis of a 360-day year consisting of twelve months of 30 days each unless otherwise specified. The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest on overdue installments of interest, at the same rate.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing with respect to this series of Securities, the principal of all the outstanding Securities of this series may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate Principal Amount of the Securities of this series then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of, premium, if any, or interest on any of the Securities of this series. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security of this series which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities of this series.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities.

Notwithstanding the foregoing, without the consent of any holder of Securities of this series, the Company and the Trustee may amend or supplement the Indenture or the Securities of this series to cure any ambiguity, defect or inconsistency, as evidenced in an Officers’ Certificate, to provide for uncertificated Securities of this series in addition to or in place of certificated Securities of this series, to provide for the assumption of the Company’s obligations to holders of Securities of this series in the case of a transaction described in Section 10.01, to make any change that would provide any additional rights or benefits to the holders of Securities of this series or that does not adversely affect the legal rights under the Indenture of any such holder, or to comply with requirements of the Commission in order maintain the qualification of the Indenture under the Trust Indenture Act.

No reference herein to the Indenture and no provision of this Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

The Securities of this series are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture and this Security, Securities of this series may be exchanged for a like aggregate Principal Amount of Securities of this series of other authorized denominations.

Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Company, a new Security or Securities of this series of authorized denominations, for a like aggregate Principal Amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

[If applicable, insert: The Securities of this series are redeemable in whole or in part, at the option of the Company, at any time and from time to time, on not less than 30 or more than 60 days’ prior notice mailed to the holders of the Securities of this series, at a redemption price equal to         .

Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part). In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.]

[If applicable, insert: The Securities of this series are not redeemable prior to Maturity.]

The Company, the Trustee, and any authorized agent of the Company or the Trustee, may deem and treat the registered holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company, the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon and for all other purposes, and none of the Company, the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

[If applicable, insert: The Securities of this series are subject to defeasance as described in the Indenture.]

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Indenture is hereby incorporated by the reference and, to the extent of any variance between the provisions hereof and the Indenture, the Indenture shall control. Terms used but not defined herein have the meanings assigned to such terms in the Indenture.

This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except as may otherwise be required by mandatory provisions of law.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee of the within Security:

and all rights thereunder, hereby irrevocably constituting and appointing                      to transfer said Security on the books of the Company with full power of substitution in the premises.

By:
Date:

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian